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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 20, 2000 relating to the consolidated financial statements, which appear in Union Planters Corporation's 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP


Memphis, Tennessee
December 11, 2000